Exhibit 10.1

INERGY HOLDINGS, L.P.

LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective August 14, 2008)

SECTION 1. Purpose of the Plan.

The Inergy Holdings, LP Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Inergy Holdings, LP, a Delaware limited partnership (the “Company”), by providing to employees, consultants and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage those individuals to devote their best efforts to advancing the business of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, UAR, Restricted Unit or Phantom Unit granted under the Plan, and shall include any tandem DERs granted with respect to an Award.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of Inergy Holdings GP, LLC, the managing general partner of the Company.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Consultant” means an independent contractor, other than a Director, who performs services for the benefit of the Company or an Affiliate of the Company.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, UAR or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an employee of an Affiliate who performs services for the benefit of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit at such time, as determined by the Committee in its discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a common unit of the Company.

“UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.

“Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess shall be paid in Units or in cash as set forth in the Award Agreement.

SECTION 3. Administration.

The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 2,000,000; provided, however, that the maximum number of Units that may be delivered with respect to Awards shall increase automatically on the first business day of the Company’s fiscal year, commencing October 1, 2008, to equal 10% of the Company’s total common units outstanding as of such date. The Committee shall have the right in its reasonable discretion to accelerate the date of the annual automatic increase in the event of a merger, acquisition or other significant transaction involving the Company. In no event shall number of Units that may be delivered with respect to Awards be reduced as a result of this provision. If any Award (including Restricted Units) is terminated, forfeited or expires for any reason without the delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash, and any Units allocated to an Award payable in cash or Units shall, to the extent paid in cash, be again available for delivery under the Plan with respect to other Awards. With respect to UARs, the Company shall initially allocate the full number of Units subject to the UAR, and shall, upon settlement of the UAR, add back to the number of Units available under the Plan, the excess of (a) the number of Units initially allocated with respect to the UAR over (b) the number of Units, if any, delivered in settlement of the UAR.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate or any other Person, newly issued Units, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, or (iv) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price for such Units and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and may be more or less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine (a) the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated exercisability upon the achievement of specified performance goals or other events, and, (b) in its discretion, the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through a program approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv) DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(b) UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. However, UARs may only be granted when the Units are publicly traded and shall terminate if the Units cease to be publicly traded.

(i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and may be more or less than the Fair Market Value of a Unit as of the date of grant.

(ii) Time of Exercise. The Committee shall determine the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(iv) DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit as of the vesting date, as determined by the Committee in its discretion.

(d) Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

(ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(e) General.

(i) Awards May Be Granted Separately or Together. Except as provided below, Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Notwithstanding the foregoing, UARs may not be granted in tandem with an Option.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award shall be exercisable or payable only by or to the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraphs (A) and (C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided or approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

(iv) Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange, no delivery shall occur until such time as the Committee, in good faith, determines that the delivery of Units may be made without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii) Change in Control, Similar Events. In the event of a Change in Control (as defined from time to time in the Inergy Long Term Incentive Plan, or its successor), all Awards then outstanding shall become fully exercisable and payable in full, as the case may be, on such Change of Control or at such earlier time as the Committee may provide. In the event the Company, Inergy, L.P., Inergy Partners, LLC or Inergy GP, LLC shall become a party to any corporate or partnership merger, consolidation, split-up, spin-off, reorganization, or liquidation that does not constitute a Change in Control (a “Similar Event”), the Committee, in its sole discretion, may provide for the complete or partial acceleration of any time periods relating to the exercise or vesting of any outstanding Award so that such Award may be exercised or paid in full, as the case may be, on or before the date such Award would otherwise have been exercisable or payable. In addition, in the event of a Change in Control or a Similar Event the Committee may, without the approval of any Person, including any Participant, in its sole discretion (A) cause any Award then outstanding to be assumed by the surviving entity in such transaction; (B) require the mandatory surrender to the Company by any Participant or beneficiary of some or all of the outstanding Awards held by such Person (irrespective of whether such Awards are then exercisable or payable under the provisions of the Plan) as of a date specified by the Committee, in which event such Awards shall be cancelled and each Person paid an amount of cash per unit equal to the amount that could have been attained upon the exercise or vesting of such Award or realization of the holder’s rights had such Award been currently exercisable or payable; (C) require the substitution of a new Award for some or all of the outstanding Awards held by a holder (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) provided that any replacement or substituted Award shall be equivalent in economic value to the holder, as determined by the Committee; (D) make such adjustments to any Award then outstanding as the Committee deems appropriate to reflect such Change in Control or Similar Event; and (E) require that any Award must be exercised in connection with or prior to the closing of such Change in Control or Similar Event, and that if not so exercised such Award will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participant(s). However, no action shall be taken by the Committee that would cause an Award to be subject to the additional 20% income tax provided by Section 409A of the Internal Revenue Code.

SECTION 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, without the consent of any member, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c) or, as determined by the Committee, in its sole discretion, as being necessary or appropriate to comply with applicable law, including, without limitation, Section 409A of the Internal Revenue Code of 1986, in any Award shall materially reduce the benefit of a Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board or a Consultant, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware law without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or result in recoverable short-swing profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall become effective on the date of the initial public offering of Units and shall continue until the earlier of the date terminated by the Board or the Committee or Units are no longer available for Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.